DISTRIBUTION AGREEMENT
                             ----------------------

        DISTRIBUTION AGREEMENT made as of this 17th day of July, 1986, by and between METLIFE - STATE STREET INVESTMENT SERVICES, INC., a corporation organized under the laws of the Commonwealth of Massachusetts having its place of business in Boston, Massachusetts (the "Distributor"), and METLIFE - STATE STREET TAX-EXEMPT TRUST, a Massachusetts business trust having its principal place of business in Boston, Massachusetts (the "Trust"), which Trust proposes to offer shares of beneficial interest in different series representing interests in separate portfolios of assets (each series being referred to herein as a "Fund" and such series being referred to herein collectively as the "Funds").

                                  WITNESSETH:
                                  -----------

        In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:

        1. Appointment of Distributor.
           --------------------------

        (a) Appointment. The Trust hereby appoints the Distributor as its exclusive agent to sell and distribute shares of each Fund in existence as of the date hereof (the "Initial Funds") and the Distributor hereby accepts such appointment and agrees during the term of this Agreement to provide the services and to assume the obligations herein set forth. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Distributor to serve as distributor and principal underwriter hereunder, it shall so notify the Distributor in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Distributor is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder. In such event a writing signed by both the Trust and the Distributor shall be annexed hereto as a part hereof indicating that such additional series of shares has become a Fund hereunder.

        (b) Sale of Shares. Shares of each Fund shall be sold at the offering price thereof as from time to time determined in the manner herein provided. The Trust agrees that it will not, without the Distributor's consent, sell or agree to sell any shares of a Fund otherwise than through the Distributor, except that the Trust may (a) sell shares for not less than the net



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asset value thereof as an investment to such persons or classes of persons as may be indicated in the Prospectus of the Trust as amended and in effect from time to time; (b) issue or sell shares for not less than the net asset value thereof directly to holders of shares of any Fund upon such terms and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of distributions or dividends, the exercise of any applicable reinvestment privilege, or otherwise; (c) issue or sell shares for not less than the net asset value thereof of any Fund to the shareholders of any other Fund or investment company for which the Trust's investment adviser acts as investment adviser in connection with the exercise of exchange privileges offered by the Trust; and (d) issue shares for not less than the net asset value thereof in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the Investment Company Act of 1940, as amended (the "1940 Act").

        2. Basis of Sale of Shares; Selected Dealers. The Distributor does not agree to sell any specific number of shares. Shares will be sold by the Distributor as agent for the Funds and the Trust only against orders therefor. The Distributor will not purchase shares except as agent for the Trust. Notwithstanding anything herein to the contrary, the Trust may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action desirable. In connection with its performance of services hereunder, the Distributor may engage other members in good standing of the National Association of Securities Dealers, Inc., to act as selected dealers in accordance with the terms of a selected dealer agreement in substantially the form attached hereto.

        3. Compensation.
           ------------

        (a) Offering Price/Sales Charge. The offering price for shares of any Fund of the Trust shall be the "net asset value per share" for that Fund determined in accordance with the Master Trust Agreement of the Trust, as amended (the "Master Trust Agreement"), plus a sales charge payable to the Distributor as set forth in the Trust's Prospectus as from time to time amended and in effect. The Distributor may reallow such portions of such sales charges as dealer concessions to dealers through whom sales are made as the Distributor may determine consistent with the terms of the Trust's Prospectus as from time to time amended and in effect; provided, however, that the sales charge to each purchaser of shares shall not exceed that set forth for such category of purchaser in the Trust's Prospectus as from time to time amended and in effect. The Distributor may also pay from its own funds a monthly commis-

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sion, if any, with respect to sales to the extent consistent with and as contemplated by the Trust's Prospectus as from time to time amended and in effect. The net asset value per share for each Fund shall be determined at such time and on such days as are established by the Board of Trustees of the Trust from time to time.

        (b) 12b-1 Expenses. The Trust has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan") pursuant to which the Distributor shall receive quarterly payments from each Fund during such periods as the 12b-1 Plan shall be in effect with respect to it, commencing as of the date on which the 12b-1 Plan becomes effective with respect to such Fund. The Distributor shall use such 12b-1 payments to promote and foster sales of the shares of the Funds in such manner as it shall determine consistent with the Prospectus of the Trust as from time to time amended and in effect.

        4. Manner of Offering. The Distributor will conform to the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares of the Trust. The Distributor also agrees to furnish to the Trust sufficient copies of any sales literature it intends to use in connection with any sales of shares in adequate time for the Trust to review such sales literature. The Distributor agrees that it will be responsible for filing and clearing all such sales literature with the proper authorities before the same is put in use to the extent required by applicable law, and not to use the same until so filed and cleared.

        The Distributor and the Trust each shall have the right to accept or reject orders for the purchase of shares of the Trust. Any consideration which the Distributor may receive in connection with a rejected purchase order will be returned promptly to the prospective purchaser. The Distributor agrees promptly to issue confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Trust, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Trust. If the originating dealer shall fail to make timely settlement of its purchase order in accordance with the rules of the National Association of Securities Dealers, Inc., the Distributor shall have the right to cancel such purchase order and to hold the originating dealer responsible. The Distributor agrees promptly to reimburse the Trust for any amount by which the Trust's losses attributable to any such cancellations or to accepted purchase orders exceed gains realized by the Trust for either of such reasons in respect of other purchase orders. The Trust shall register or cause to be registered all shares sold by the Distributor

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pursuant to the provisions hereof in such name or names and amounts as the
Distributor may request from time to time.

        The Distributor agrees that if any person tenders to the Trust for redemption any shares purchased from the Trust within seven days of the redemption request, the Distributor will promptly pay to the Trust the full sales commission paid with respect to the shares so tendered for redemption (in the case of sales by selected dealers, such payment shall be made promptly after the Distributor's receipt of the same from the selected dealer responsible for the sale), and no 12b-1 or other payments shall be payable with respect thereto.

        The Distributor hereby agrees to act as agent for the Trust in connection with any share repurchase arrangements from time to time offered by the Trust in accordance with the terms of the Trust's Prospectus as from time to time amended.

        5. Securities Laws. The Trust has delivered to the Distributor a copy of its current Prospectus. The Trust agrees that it will use its best efforts to continue the effectiveness of its Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and the 1940 Act. The Trust further agrees to prepare and file any amendments to such Registration Statement and any supplemental data as may be necessary in order to comply with the Securities Act and the 1940 Act. The Trust is presently registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of said Act.

        At the Distributor's request, the Trust will take such steps as may be necessary and feasible to qualify shares of the Funds for sale in states, territories or dependencies of the United States of America, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Trust shall not be required to qualify shares or to maintain the qualification of shares in any state, territory, dependency, district or country where it shall deem such qualification disadvantageous to the Trust.

        The Distributor agrees that it will (i) not use, distribute or disseminate or authorize the use, distribution or dissemination by others in connection with the sale of shares of the Funds, any statement, other than those contained in the Trust's current Prospectus, except such supplemental literature or advertising as shall be approved by the Trust, (ii) conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Deal-

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ers, Inc. relating to the sale of shares of the Trust (including, without limitation, the maintenance of effective broker-dealer registrations as required), and (iii) observe and be bound by all the provisions of the Master Trust Agreement (and of any fundamental policies adopted by the Trust pursuant to the 1940 Act, notice of which shall have been given to the Distributor) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor.

        The Distributor further agrees that:

        (a) the Distributor shall furnish to the Trust any information with respect to the Distributor within the purview of any reports or registrations required to be filed with any governmental authority; and

        (b) the Distributor will not make any representations inconsistent with the Registration Statement of the Trust filed under the Securities Act, as from time to time amended and in effect.

        6. Allocation of Expenses.
           ----------------------

        (a) The Funds, either directly or through their investment adviser or investment advisers, will be responsible for, and shall pay their allocable portions of the expenses of:

        (i) providing all necessary services, including fees and disbursements of counsel, related to the preparation, setting in type, printing and filing of any registration statement and/or prospectus required under the Securities Act or the 1940 Act or under state securities laws covering their shares, and all amendments and supplements thereto, the mailing of any such prospectus to existing shareholders, and preparing, setting in type, printing and mailing of periodic reports to existing shareholders;

        (ii) the cost of all registration or qualification fees relating to the Funds' shares, including the fees or expenses of qualifying the Trust as a broker or dealer under laws of any state, if any;

        (iii) the cost of preparing temporary and permanent share certificates for shares, if any; and

        (iv) any and all federal and state issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from a Fund of the shares distributed hereunder.

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        (b) The Distributor agrees that, after the Trust's Prospectus and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares to prospective investors. The Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use in connection with the offering of the shares for sale to the public, and any expenses of advertising in connection with such offering. The Distributor will also pay fees and expenses related to its registrations as a broker-dealer and fees for services rendered by the Trust's transfer agent on behalf of the Distributor.

        (c) The Funds will be responsible for, and shall pay the expenses of, maintaining shareholder accounts and furnishing or causing to be furnished to each shareholder a statement of his account.

        7. Distributor Is Independent Contractor. The Distributor shall be an independent contractor. The Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable laws and agrees to pay all employer taxes relating thereto.

        8. Term and Termination; Amendment.
           -------------------------------

        (a) Term and Termination. This Agreement shall become effective with respect to each Initial Fund as of the later of (i) the date on which a Registration Statement with respect to its shares becomes effective under the Securities Act or (ii) the date on which such Initial Fund commences offering its shares to the public, and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Distributor in accordance with Section l(a) hereof that the Distributor is willing to serve as Distributor with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to each Initial Fund until the date which is two years after the effective date of this Agreement with respect to such Initial Fund, and, with respect to each additional Fund, for twelve months from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness this Agreement shall continue in full force and effect, subject to the last sentence of this Section 8(a), for successive one-year periods with respect to each Fund so long as such continuance with respect to such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act)

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of such Fund, and (b) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party or the Trust and who have no direct or indirect interest in the operation of the 12b-1 Plan or this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to the Trust or any Fund at any time, without payment of any penalty, by a vote of (a) a majority of the Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or this Agreement or (b) a majority of the outstanding voting securities of the Trust or that Fund, or by the Distributor, as the case may be, in each case on sixty (60) days' prior written notice to the other party.

        (b) Amendment. Any amendment to this Agreement shall become effective with respect to a Fund upon approval in writing of the Distributor and the Trust (subject in the latter case to approval by a majority of the Trustees and a majority of the Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the 12b-1 Plan; provided, however, that amendments relating to the Trust's 12b-1 Plan shall not require the consent of the Distributor.

        (c) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement with respect to any Fund shall be effective to continue, amend or terminate this Agreement with respect to such Fund notwithstanding (i) that such action has not been approved with respect to any other Fund affected thereby, and (ii) that such action has not been approved by the shareholders of such Fund, unless such action shall be required by any applicable law or otherwise.

        9. Assignment. This Distribution Agreement may not be assigned by the Distributor and shall automatically terminate in the event of an attempted assignment by the Distributor; provided, however, that the Distributor may employ or enter into agreements with such other person, persons, corporation or corporations, as it shall determine in order to assist it in carrying out this Agreement, including, without limitation, selected dealers as contemplated by
Section 2.

        10. Indemnification by Distributor. The Distributor agrees to indemnify and hold harmless the Trust or any other person who has been, is, or may hereafter be an officer, Trustee, employee or agent of the Trust against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or pro-

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ceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any violation of any of its representations or covenants herein contained or any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible (such as any selected dealer or person through whom sales are made pursuant to an agreement with the Distributor), whether made orally or in writing, unless such statement or omission was made in or in reliance upon written information furnished by the Trust. The term "expenses" for purposes of this and the next paragraph includes reasonable attorneys' fees and amounts paid in satisfaction of judgments or in settlements which are made with the Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law.

        11. Indemnification by Trust. The Trust agrees to indemnify and hold harmless the Distributor and each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon a violation of any of its covenants herein contained or any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, in a Registration Statement or Prospectus of the Trust, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by the Distributor. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law. Nothing contained herein shall relieve the Distributor of any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties hereunder.

        12. Non-Exclusive Agreement. The services of the Distributor to the Trust hereunder shall not be deemed to be exclusive, and the Distributor shall be free to (a) render similar services to, and act as underwriter or distributor in connection with the distribution of shares of, other investment companies, and (b) engage in any other businesses and activities from time to time.

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        13. Governinq Law; Counterparts. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        14. Prior Agreements Superseded; Construction. This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties hereto. Where the context of this Agreement so permits, each of the masculine, feminine and neuter genders shall be deemed to denote the other two genders, the singular to denote the plural and the plural to denote the singular. Without limiting the generality of the foregoing, all references to the Trust's Prospectus shall include all Prospectuses thereunder.

        15. Notices. Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be One Financial Center, Boston, Massachusetts 02111.

        16. Limitation of Liability. The term "MetLife - State Street Tax-Exempt Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated December 23, 1985 as the same may subsequently hereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust further provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Fund shall be responsible or liable for the same.

                                       9


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        IN WITNESS WHEREOF, this Agreement has been executed for the Distributor and the Trust by their duly authorized officers, as of the date first set forth above.

                                        METLIFE - STATE STREET
                                          INVESTMENT SERVICES, INC.


                                        By: /s/ David P. McLean
                                            ------------------------------------
                                            President

Attest:

/s/ Constantine Hutchins, Jr.
---------------------------------------
Constantine Hutchins, Jr.,
  Clerk

                                        METLIFE - STATE STREET
                                          TAX-EXEMPT TRUST

                                        By: /s/ Charles L. Smith, Jr.
                                            ------------------------------------
                                            President
Attest:

/s/ Constantine Huchins, Jr.
---------------------------------------
Constantine Hutchins, Jr.,
  Secretary

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